As filed with the Securities and Exchange Commission on March 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CROWDSTRIKE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	45-3788918
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

206 E. 9th Street, Suite 1400

Austin, Texas 78701

(Address of Principal Executive Offices)

CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan

CrowdStrike Holdings, Inc. Amended and Restated 2019 Employee Stock Purchase Plan

(Full Titles of the Plans)

George Kurtz

President and Chief Executive Officer

CrowdStrike Holdings, Inc.

206 E. 9th Street, Suite 1400

Austin, Texas 78701

(Name and Address of Agent for Service)

(888) 512-8906

(Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Alan F. Denenberg

Emily Roberts

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

Telephone: (650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, CrowdStrike Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of the Registrant’s Class A Common Stock for issuance under the 2019 Equity Incentive Plan and the Amended and Restated 2019 Employee Stock Purchase Plan, pursuant to the provisions of such plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 12, 2019 (Registration No. 333-232084), March 23, 2020 (Registration No. 333-237343), March 18, 2021 (Registration No. 333-254460) and March 16, 2022 (Registration No. 333-263610) to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2019 Equity Incentive Plan (1)

99.2	Amended and Restated 2019 Employee Stock Purchase Plan and related form agreements (2)

107*	Filing Fee Table

*	Filed herewith.
(1)	Filed as Exhibit 10.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 29, 2019 and incorporated herein by reference.
(2)	Filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2021, filed on September 1, 2021 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CrowdStrike Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 8th day of March, 2023.

CrowdStrike Holdings, Inc.

By:	/s/ GEORGE KURTZ
	Name:	George Kurtz
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of George Kurtz and Burt W. Podbere as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable CrowdStrike Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ GEORGE KURTZ	President, Chief Executive Officer and Director	March 8, 2023
George Kurtz	(Principal Executive Officer)

/s/ BURT W. PODBERE	Chief Financial Officer	March 8, 2023
Burt W. Podbere	(Principal Financial Officer)

/s/ ANURAG SAHA	Chief Accounting Officer	March 8, 2023
Anurag Saha	(Principal Accounting Officer)

/s/ GERHARD WATZINGER	Chairman of the Board of Directors	March 8, 2023
Gerhard Watzinger

/s/ ROXANNE S. AUSTIN	Director	March 8, 2023
Roxanne S. Austin

Signature	Title	Date

/s/ CARY J. DAVIS	Director	March 8, 2023
Cary J. Davis

/s/ JOHANNA FLOWER	Director	March 8, 2023
Johanna Flower

/s/ SAMEER K. GANDHI	Director	March 8, 2023
Sameer K. Gandhi

/s/ DENIS J. O’LEARY	Director	March 8, 2023
Denis J. O’Leary

/s/ LAURA J. SCHUMACHER	Director	March 8, 2023
Laura J. Schumacher

/s/ GODFREY R. SULLIVAN	Director	March 8, 2023
Godfrey R. Sullivan